Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s COMPLETES UNDERWRITTEN PUBLIC OFFERING AND PRIVATE

PLACEMENT OF CONVERTIBLE NOTES

New York, NY, July 31, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced that it has closed on its recently announced financing transactions with gross proceeds of $37.6 million. The transactions included a public offering of 15,025,270 shares of its common stock at $1.05 per share, resulting in gross proceeds of $15.8 million, and a sale of $21.8 million in principal amount of 7.25% convertible notes in a private placement. The notes will automatically convert into approximately 20.7 million shares of dELiA*s common stock upon stockholder approval.

The Company intends to use the net proceeds, after transaction expenses, for working capital and general corporate purposes, including the repayment of a portion of the outstanding amounts under their existing revolving credit agreement with Salus Capital Partners, LLC. The Company cannot use the proceeds from the sale of the notes until receiving stockholder approval.

Tracy Gardner, Chief Executive Officer, commented, “These transactions provide us with a significantly improved capital structure, affording us additional runway to execute on our vision. We are excited to have built a highly talented leadership team. We are working hard to rejuvenate the business to realize our long term growth potential for the dELiA*s brand.”

Janney Montgomery Scott LLC acted as the sole book-running manager and sole placement agent for the public offering and private placement transactions, respectively.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and declared effective on September 7, 2012. A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and base prospectus may also be obtained from Janney Montgomery Scott at 60 State Street, Boston, MA 02109, Attention: Equity Syndicate Department or via email at prospectus@janney.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs, and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.